FIRST AMENDMENT TO JANSEN AGREEMENT


     This amendment  (the "Amendment") to that certain
Agreement (the "Agreement") dated December 22, 1997 between Mirage Resorts, Incorporated, a Nevada corporation
("Parent"), and Avis P. Jansen, a Nevada resident, individually, as executrix of the Estate of Norbert W. Jansen, and as Trustee for the Jansen Family Trust (the "Trust") under an Agreement dated July 14, 1993 (in all such capacities, "Seller"), is entered into as of this 30th day of January, 1998 between Parent and Seller with reference to the following fact:

     A. The Trust, rather than Jansen, is the record and beneficial owner of 600 shares of Series A 6% Non-Voting
Cumulative Preferred Shares of the Company.

     In consideration of the foregoing premise, Parent and Seller hereby agree to amend the Agreement as follows:

           1.  The first sentence of Recital B of the
Agreement shall be deleted in its entirety and shall be replaced by the following:

     "The Trust is the owner of 600 shares (the "Preferred
     Stock") of Series A 6% Non-Voting Cumulative Preferred
     Shares (the "Preferred Shares") of the Company."

          2. The second sentence of Section 4.1 of the Agreement shall be deleted in its entirety and shall be replaced by the following:

     "On the date hereof, the Trust is the record and beneficial owner of the Preferred Stock, and, on the date hereof, such Preferred Stock constitutes all of the Preferred Stock owned of record or beneficially by Seller."

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.


PARENT:                              SELLER:

MIRAGE RESORTS, INCORPORATED          AVIS P. JANSEN
a Nevada corporation                 _____________________________
                                     Avis P. Jansen, a Nevada
                                     resident, Individually, as
By:    DANIEL R. LEE                 executrix of the Estate
      _______________________        of Norbert W. Jansen, and as
      Daniel R. Lee                  Trustee for the Jansen
      Chief Financial Officer        Family Trust under an
                                     Agreement dated July 14, 1993


                         Exhibit 10(mmm)